Exhibit 10.5

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES

THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

TIDEWATER INC.

2001 STOCK INCENTIVE PLAN

OUTSIDE DIRECTORS

STOCK OPTION AGREEMENT

Date:

____________________

____________________

____________________

____________________

Re: Options to purchase              shares of common stock of Tidewater Inc. at $              per share granted on                  , 200

Dear                     :

You are hereby granted options (the “Options”) for the purchase of 5,000 shares of the Common Stock of Tidewater Inc., $.10 par value per share (the “Common Stock”) under the Tidewater Inc. 2001 Stock Incentive Plan (the “Plan”) subject to all of the terms and conditions set forth in the Plan, a copy of which will be provided to you.

The exercise price is $             per share (100% of the Fair Market Value of a share of Common Stock on the date of grant) payable in full at the time of exercise, either in the form of cash, check, Common Stock of the Company held for six months and valued at Fair Market Value on the date of exercise, or through a broker-assisted exercise, as described in the Plan. Under the terms of the Plan, your Options become exercisable six months following the date of grant. Your Options will expire ten years following the date of grant, or earlier in the event of termination of service on the Board, as provided in the Plan. At the time or times when you wish to exercise an Option, in whole or in part, please refer to the memorandum to participants and the provisions of the Plan dealing with the methods and procedures of exercise of Options.

The Options granted hereby are non-qualified stock options and shall not be treated as Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986, as amended.

All terms used in this agreement and not otherwise defined herein shall have the meanings set forth in the Plan. All Options granted hereby are subject to the provisions of the Plan as adopted, or to the provisions of the Plan as it may be amended. In the event any provision of this agreement conflicts with the provisions of the Plan, the Plan shall control.

Please indicate your acceptance of these Options and your agreement to comply with the provisions of the Plan by signing and returning the enclosed copy of this agreement to the Company.

Sincerely,

TIDEWATER INC.

By:
Title:

ACCEPTED this          day of             , 200  .

Optionee